UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 21, 2005

ARBINET-THEXCHANGE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-51063	13-3930916
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Albany Street, Tower II, Suite 450 New Brunswick, New Jersey	08901
(Address of Principal Executive Offices)	(Zip Code)

(732) 509-9100

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 2.01.	Completion of Acquisition or Disposition of Assets.

As described in the current report on Form 8-K filed with the Securities and Exchange Commission on June 8, 2005 by Arbinet-thexchange, Inc. (“Arbinet”), Arbinet and Summit Telecom Systems, Inc. (“Summit”) entered into a Patent Acquisition Agreement on June 3, 2005 (the “Agreement”) pursuant to which Arbinet agreed to acquire Summit’s entire right, title and interest in certain intellectual property.

On July 21, 2005, Arbinet completed the acquisition pursuant to which Arbinet obtained Summit’s entire right, title and interest in certain intellectual property, including U.S. Patent Numbers 5,606,602; 5,917,897; 6,005,925; 6,269,157; and 6,373,929 relating to the field of telecommunications services. On July 21, 2005, Arbinet and Summit also entered into an Amendment to Patent Acquisition Agreement whereby certain payment terms were amended. Under the terms of the Agreement, as amended, Arbinet made an initial cash payment to Summit of $900,000 at closing. A second cash payment of $200,000 will be distributed to Summit on June 1, 2006 pursuant to an Escrow Agreement entered into in connection with the Agreement, as amended.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description

10.1	Patent Acquisition Agreement by and between Arbinet-thexchange, Inc. and Summit Telecom Systems, Inc., dated as of June 3, 2005.

10.2	Amendment to Patent Acquisition Agreement by and between Arbinet-thexchange, Inc. and Summit Telecom Systems, Inc., dated as of July 21, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARBINET-THEXCHANGE, INC.

By:	/s/ John Roberts
	Name:	John Roberts
	Title:	Chief Financial Officer

Date: July 22, 2005